Exhibit 10.5

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This Intercreditor and Collateral Agency Agreement (this “Agreement”), dated as of this 11th day of October 2012, is by and among Bank of America, N.A. (“Bank of America”), in its capacity as administrative agent and collateral agent under the Credit Agreement referenced below (in such capacity, together with any assignee, successor or replacement, the “Bank Agent”) and on behalf of the Secured Bank Creditors (as defined below), the Noteholders (as defined below) from time to time party hereto, Bank of America, in its capacity as collateral agent for the Secured Creditors (as defined below) (in such capacity, together with any successor or replacement agent which may be appointed pursuant to this Agreement, the “Collateral Agent”) and Granite Construction Incorporated (the “Company”) for itself and on behalf of the Loan Parties (as defined below).  All terms used herein which are defined in Section 1 hereof or in the text of any other Section hereof shall have the meanings given therein.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement the Banks are making on the date hereof and the Banks may from time to time hereafter make loans to the Company and the other Credit Agreement Borrowers and the L/C Issuer may issue Letters of Credit for the account of the Company and its subsidiaries; and

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Loan Parties pursuant to certain Secured Cash Management Agreements, Secured Hedge Agreements and Secured Card Related Products Agreements (each as defined in the Credit Agreement as in effect on the date hereof or any analogous term set forth in any Successor Credit Agreement and collectively referred to herein as the “Related Credit Arrangements”); and

WHEREAS, pursuant to the 2001 Note Agreement and the 2007 Note Agreement, respectively, the 2001 Noteholders and the 2007 Noteholders who are the initial signatories hereto are the owners and holders of the 2001 Notes and the 2007 Notes, respectively, of the Company; and

WHEREAS, the Company may, subject to the restrictions in the Applicable Credit Documents and Section 22 of this Agreement, from time to time issue Additional Notes (including 2007 NPA Additional Notes pursuant to the 2007 Note Agreement) and enter into Successor Credit Agreements; and

WHEREAS, pursuant to the Guaranty Agreements the Guarantors have guarantied the Secured Obligations; and

WHEREAS, pursuant to the Collateral Documents the Loan Parties are granting to the Collateral Agent liens upon and security interests in the Collateral to secure the Secured Obligations; and

WHEREAS, the Secured Bank Creditors and the Noteholders desire to appoint Bank of America as their agent with respect to the Collateral and the Collateral Documents; and

WHEREAS, the Secured Creditors desire to agree upon the priorities for the application of any proceeds from the Collateral and the Guaranty Agreements and to agree upon various other matters with respect to their respective agreements with the Loan Parties and their rights thereunder.

NOW, THEREFORE, for the above reasons, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

For the purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below.  Any plural term that is used herein in the singular shall be taken to mean each entity or item of the defined class and any singular term that is used herein in the plural shall be taken to mean all of the entities or items of the defined class, collectively.

“Additional Noteholders” shall mean each initial purchaser of the Additional Notes and each other holder from time to time of the Additional Notes that becomes a party hereto and each of their respective successors and assigns; provided in each case that the applicable holder of such Additional Note has executed a joinder agreement in compliance with Section 22 hereof and delivered a copy of the same to the Collateral Agent.

“Additional Notes” shall mean (a) 2007 NPA Additional Notes and (b) one or more new series of additional senior notes issued from time to time pursuant to one or more note purchase agreement or agreements with institutional investors in replacement or substitution for all or a portion of the 2001 Notes, the 2007 Notes or the 2007 NPA Additional Notes, if any, together with any notes issued in replacement or substitution therefor pursuant to the applicable note purchase agreement or agreements; provided in each case that the issuance of such Additional Note is in compliance with the Applicable Credit Documents then in effect and the requirements of Section 22 hereof.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person.  A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Credit Documents” shall mean (a) with respect to the Secured Bank Creditors, the Credit Agreement and the other Loan Documents and, as to each Secured Bank Creditor that is a party to any Related Credit Arrangement, the Secured Cash Management Agreements, Secured Hedge Agreements and Secured Card Related Products Agreements to which it is a party, as applicable, (b) with respect to the 2001 Noteholders, the 2001 Notes, the 2001 Note Agreement and all other Notes Documents evidencing or executed in connection with the 2001 Notes, (c) with respect to the 2007 Noteholders, the 2007 Notes, the 2007 Note Agreement and all other Notes Documents evidencing or executed in connection with the 2007 Notes and (d) with respect to any Additional Noteholder, the Additional Notes held by such Additional Noteholder and all other Notes Documents evidencing or executed in connection with the Additional Notes held by such Additional Noteholder.

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“Bank Agent” shall have the meaning set forth in the preamble to this Agreement.

“Bankruptcy Code” shall have the meaning set forth in Section 10 of this Agreement.

“Banks” shall mean the “Lenders” as defined in the Credit Agreement as in effect on the date hereof and, as the context may require, shall include any Successor Lenders.

“Card Related Products Banks” shall mean each Bank and each affiliate of a Bank that is a “Card Related Products Bank,” as defined in the Credit Agreement as in effect on the date hereof, and any analogous definition set forth in any Successor Credit Agreement; provided in the case of an affiliate of a Bank, such affiliate has executed a joinder agreement in compliance with Section 23 hereof and delivered a copy of the same to the Collateral Agent and Schiff Hardin LLP.

“Cash Management Banks” shall mean each Bank and each affiliate of a Bank that is a “Cash Management Bank,” as defined in the Credit Agreement as in effect on the date hereof, and any analogous definition set forth in any Successor Credit Agreement; provided in the case of an affiliate of a Bank, such affiliate has executed a joinder agreement in compliance with Section 23 hereof and delivered a copy of the same to the Collateral Agent and Schiff Hardin LLP.

“Collateral” shall mean all property and assets, and interests in property and assets, upon or in which any Loan Party has granted a lien or security interest to the Collateral Agent to secure the Secured Obligations and all balances held by the Collateral Agent or any other Secured Creditor for the account of any Loan Party or any other property held or owing by the Collateral Agent or any other Secured Creditor to or for the credit or for the account of any Loan Party with respect to which the Collateral Agent or any other Secured Creditor has rights to setoff or appropriate or a common law lien, but in each case excluding any cash collateral provided to the Bank Agent or the L/C Issuer pursuant to Section 2.16(a)(ii) of the Credit Agreement as in effect on the date hereof or any analogous provision set forth in any Successor Credit Agreement with respect to any Bank that is a “Defaulting Lender.”

“Collateral Agent” shall have the meaning set forth in the preamble to this Agreement.

“Collateral Agent Expenses” shall mean, without limitation, all costs and expenses incurred by the Collateral Agent in connection with the performance of its duties under this Agreement, including the realization upon or protection of the Collateral or enforcing or defending any lien upon or security interest in the Collateral or any other action taken in accordance with the provisions of this Agreement, expenses incurred for legal counsel in connection with the foregoing, and any other costs, expenses or liabilities incurred by the Collateral Agent for which the Collateral Agent is entitled to be reimbursed or indemnified by a Loan Party pursuant to this Agreement or any Collateral Document or by the Secured Creditors pursuant to this Agreement.

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“Collateral Agent Obligations” shall mean all obligations of any Loan Party to pay, reimburse or indemnify the Collateral Agent for any Collateral Agent Expenses.

“Collateral Documents” shall mean the agreements and instruments set forth on Schedule 1 hereto and any other agreement, document or instrument in effect on the date hereof or executed by any Loan Party after the date hereof under which such Loan Party has granted a lien upon or security interest in any property or assets to the Collateral Agent to secure all or any part of the Secured Obligations, all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

“Company” shall have the meaning set forth in the preamble to this Agreement, and shall include its successors and assigns.

“Credit Agreement” shall mean (a) the Amended and Restated Credit Agreement, dated as of the date hereof, among the Credit Agreement Borrowers, the Banks, and the Bank Agent, as amended, restated, supplemented or otherwise modified from time to time, and (b) any Successor Credit Agreement, as the context may require.

“Credit Agreement Borrowers” shall mean the Company, Granite Construction Company, a California corporation, and GILC Incorporated, a California corporation.

“Default” shall mean a “Default” as defined in the Credit Agreement, the 2001 Note Agreement or the 2007 Note Agreement and any analogous definition set forth in any Notes Documents pertaining to any Additional Notes or under any Successor Credit Agreement.

“Dollar Equivalent” shall mean the “Dollar Equivalent” as defined in the Credit Agreement as in effect on the date hereof and any analogous definition set forth in any Successor Credit Agreement.

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“Enforcement” shall mean (a) for any Secured Creditor to make demand for payment prior to the scheduled payment date of, or accelerate the time for payment of, any Secured Obligation or to make any claim under any Guaranty Agreement or to call for funding of or collateral for any Letter of Credit (other than a call for collateral as a result of a Bank that is a “Defaulting Lender” as provided for in the Credit Agreement, as a result of a termination of the commitments while no Event of Default exists, as a result of any refinancing of the Credit Agreement or as a result of Letters of Credit exceeding any applicable sublimits) prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date), (b) for the Bank Agent or any Bank to terminate its commitment to make or refuse to make revolving loans or issue Letters of Credit pursuant to the Credit Agreement as a result of an existing Event of Default; provided, that if (i) the applicable Event of Default is waived in accordance with the terms of the Credit Agreement, (ii) no event described in any other clause of this definition has occurred prior to such waiver, (iii) since the time of such termination or such refusal, no reduction shall have occurred in the outstanding principal amount of any loan outstanding under the Credit Agreement or any other Loan Documents or the undrawn face amount of any outstanding Letter of Credit at such time (other than a reduction in the undrawn face amount of any outstanding Letter of Credit as a result of the expiration thereof), (iv) any loan that was refused shall have been made in the full principal amount thereof and (v) the commitments to make revolving loans have not been terminated or, if previously terminated, shall have been reinstated, then an Enforcement that has previously occurred solely under this clause (b) shall be deemed to no longer exist, (c) for any Secured Creditor to commence the judicial enforcement of any rights or remedies under any Applicable Credit Document or with respect to any Secured Obligation, or to setoff, freeze or otherwise appropriate any balances held by it for the account of any Loan Party or any other property at any time held or owing by it to or for the credit or for the account of any Loan Party (excluding the application of any cash collateral under the Credit Agreement provided to the Bank Agent or the L/C Issuer pursuant to Section 2.16(a)(ii) of the Credit Agreement as in effect on the date hereof or any analogous provision set forth in any Successor Credit Agreement with respect to any Bank that is a “Defaulting Lender”), (d) for the Collateral Agent to commence the judicial enforcement of any rights or remedies under any Collateral Document (other than an action solely for the purpose of establishing or defending the lien or security interest intended to be created by any Collateral Document upon or in any Collateral as against or from claims of third parties on or in such Collateral), to setoff, freeze or otherwise appropriate any balances held by it for the account of any Loan Party or any other property at any time held or owing by it to or for the credit or for the account of any Loan Party (excluding the application of any cash collateral under the Credit Agreement provided to the Bank Agent or the L/C Issuer pursuant to Section 2.16(a)(ii) of the Credit Agreement as in effect on the date hereof or any analogous provision set forth in any Successor Credit Agreement with respect to any Bank that is a “Defaulting Lender”) or to otherwise take any action (whether judicial or non-judicial) to realize upon the Collateral, or (e) the commencement by, against or with respect to any Loan Party of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law or for the appointment of a receiver for such Loan Party or its assets.

“Event of Default” shall mean an “Event of Default" as defined in the Credit Agreement, the 2001 Note Agreement or the 2007 Note Agreement and any analogous definition set forth in any Notes Documents pertaining to any Additional Notes or under any Successor Credit Agreement.

“Facility Termination Date” shall mean the “Facility Termination Date” as defined in the Credit Agreement as in effect on the date hereof, and any analogous definition set forth in any Successor Credit Agreement; provided, in each case that if a Letter of Credit is outstanding under a Credit Agreement and such Letter of Credit is not either being cancelled or deemed issued under a Successor Credit Agreement to which the issuer of such Letter of Credit is a party, the Credit Agreement Borrowers shall be required to obtain and deliver a backstop letter of credit in form and substance satisfactory to the issuer of such Letter of Credit (rather than cash collateral) in order for a Facility Termination Date to occur with respect the Credit Agreement under which such Letter of Credit is issued except to the extent otherwise expressly agreed in writing by such issuer.

“Guarantors” shall mean GILC Incorporated, a California corporation, Granite Construction Company, a California corporation, Granite Construction Northeast, Inc., a New York corporation, Intermountain Slurry Seal, Inc., a Wyoming corporation, and each other subsidiary of the Company that from time to time guarantees any of the Secured Obligations.

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“Guaranty Agreements” shall mean the Amended and Restated Guaranty Agreement, dated as of the date hereof made by each Guarantor in favor of the Bank Agent for the benefit of the Secured Bank Creditors, the Subsidiary Guaranty Agreement, dated as of May 1, 2001, made by each Guarantor in favor of the 2001 Noteholders, the Subsidiary Guaranty Agreement, dated as of December 12, 2007, made by each Guarantor in favor of the 2007 Noteholders, and any other guaranty hereafter made by a subsidiary of the Company in favor of any Secured Creditor in accordance with the provisions of the Applicable Credit Documents, each as amended, restated, supplemented or otherwise modified from time to time.

“Hedge Banks” shall mean each Bank and each affiliate of a Bank that is a “Hedge Bank,” as defined in the Credit Agreement as in effect on the date hereof, and any analogous definition set forth in any Successor Credit Agreement; provided in the case of an affiliate of a Bank, such affiliate has executed a joinder agreement in compliance with Section 23 hereof and delivered a copy of the same to the Collateral Agent and Schiff Hardin LLP.

“Indemnitees” shall have the meaning given in Section 2(j) hereof.

“L/C Issuer” shall mean any Bank that from time to time issues a Letter of Credit under the Credit Agreement.

“Letters of Credit” shall mean any letters of credit issued from time to time pursuant to the terms of the Credit Agreement.

“Letter of Credit Collateral Obligations” shall mean all of the obligations of the Credit Agreement Borrowers under the Credit Agreement to deposit cash with the Collateral Agent with respect to Outstanding Letter of Credit Exposure.

“Loan Document” shall mean the “Loan Documents” as defined in the Credit Agreement as in effect on the date hereof, together with any analogous definition set forth in any Successor Credit Agreement.

“Loan Parties” shall mean the Company, the other Credit Agreement Borrowers and the Guarantors.

“Make-Whole Amount” shall mean the “Make-Whole Amount” as defined in the 2001 Note Agreement as in effect on the date hereof or 2007 Note Agreement as in effect on the date hereof, as applicable, and any analogous definition set forth in any Notes Documents pertaining to any Additional Notes.

“Noteholders” shall mean the 2001 Noteholders, the 2007 Noteholders and any Additional Noteholders.

“Notes” shall mean the 2001 Notes, the 2007 Notes and any Additional Notes.

“Notes Documents” means the 2001 Notes, the 2001 Note Agreement, the 2007 Notes, the 2007 Note Agreement, any Additional Notes, and all note purchase agreements, promissory notes, guaranties and other documents evidencing or executed in connection with any series of Notes.

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“Outstanding Letter of Credit Exposure” at any time shall mean the undrawn face amount of all outstanding Letters of Credit at such time; provided, that the undrawn face amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the undrawn face amount of such Letter of Credit in effect at such time.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, a government or any department or agency thereof or any other entity.

“Pro Rata Expenses Share” with respect to any Secured Creditor shall mean (a) at any time before the time the commitments of the Secured Bank Creditors to make additional loans under the Credit Agreement have been terminated, the ratio of (i) the sum of (w) the amount of such Secured Creditor’s commitment to make revolving credit loans under the Credit Agreement at such time, (x) if any term loans have been made pursuant to the Credit Agreement at such time, the aggregate outstanding principal amount of such term loans held by such Secured Creditor at such time, (y) the aggregate outstanding amount of any other Secured Obligations owed to such Secured Creditor under any Related Credit Arrangement at such time and (z) the aggregate outstanding principal amount of the Notes held by such Secured Creditor at such time, to (ii) the sum of (w) the total of the commitments of the Bank Lenders to make revolving credit loans under the Credit Agreement at such time, (x) if any term loans have been made pursuant to the Credit Agreement at such time, the aggregate outstanding principal amount of such term loans held by all Secured Creditors at such time, (y) the aggregate outstanding amount of any other Secured Obligations owed to all Secured Creditor under the Related Credit Arrangements at such time and (z) the aggregate outstanding principal amount of all of the Notes at such time or (b) at any time on and after the time the commitments of the Secured Bank Creditors to make additional loans under the Credit Agreement have been terminated, the ratio of (i) the sum of (w) the aggregate outstanding principal amount of such Secured Creditor’s outstanding revolving credit loans under the Credit Agreement at such time, (x) if any term loans have been made pursuant to the Credit Agreement at such time, the aggregate outstanding principal amount of such term loans held by such Secured Creditor at such time, (y) the aggregate outstanding amount of any other Secured Obligations owed to such Secured Creditor under any Related Credit Arrangement at such time and (z) the aggregate outstanding principal amount of the Notes held by such Secured Creditor at such time, to (ii) the sum of (w) the aggregate outstanding principal amount of all Secured Creditor’s outstanding revolving credit loans under the Credit Agreement at such time, (x) if any term loans have been made pursuant to the Credit Agreement at such time, the aggregate outstanding principal amount of such term loans held by all Secured Creditors at such time, (y) the aggregate outstanding amount of any other Secured Obligations owed to all Secured Creditor under the Related Credit Arrangements at such time and (z) the aggregate outstanding principal amount of all of the Notes at such time.

“Related Credit Arrangement” shall have the meaning set forth in the recitals to this Agreement.

“Required Holders” at any time shall mean Noteholders holding more than 50% of the principal amount of the Notes at such time outstanding (exclusive of Notes then owned by the Company, any of its subsidiaries or any of its Affiliates or any Person that is not party hereto).

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“Required Lenders” shall mean the “Required Lenders” as defined in the Credit Agreement as in effect on the date hereof, and any analogous definition set forth in any Successor Credit Agreement.

“Required Secured Creditors” at any time shall mean both (a) the Required Lenders and (b) the Required Holders; provided that if at any time the Secured Obligations owing to the Secured Bank Creditors or the Noteholders, as the case may be, is less than 10% of the aggregate amount of all Secured Obligations at such time (the Secured Bank Creditors or the Noteholders, as the case may be, a “Deminimis Group”), then the Secured Creditors shall be determined without regard to clause (a) if the Deminimis Group is the Secured Bank Creditors, and clause (b) if the Deminimis Group is the Noteholders.  For the purpose of the foregoing calculation, the amount of Secured Obligations owing to the Secured Bank Creditors with respect to Letters of Credit shall be the sum of (i) the Outstanding Letter of Credit Exposure, plus, the (ii) the amount of all drawings under Letters of Credit that have not been either reimbursed by the Company or refinanced as loans under the Credit Agreement.

“Secured Bank Creditors” shall mean, collectively, the Bank Agent, the Banks, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Card Related Products Banks and each co-agent or sub-agent appointed by the Bank Agent from time to time pursuant to the Credit Agreement.

“Secured Creditors” shall mean the Collateral Agent and each co-agent or sub-agent appointed by the Collateral Agent from time to time pursuant to this Agreement, the Secured Bank Creditors and the Noteholders.

“Secured Obligations” shall mean (a) the Collateral Agent Obligations, (b) (i) all principal and interest on the loans advanced from time to time under the Credit Agreement and all other advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any loan or Letter of Credit made pursuant to any Loan Document and (ii) all obligations of any Loan Party arising under Related Credit Arrangements (c) (i) all principal, Make-Whole Amount, if any, and interest on the Notes and all other advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Notes Document or otherwise with respect to any Note issued pursuant to any Notes Document, (d) all of the other present or future indebtedness, liabilities and obligations of any Loan Party now or hereafter owed to any or all of the Collateral Agent, the Bank Agent, the Banks or the Noteholders, evidenced by or arising under, by virtue of or pursuant to this Agreement, any Applicable Credit Document, the Collateral Documents or the Guaranty Agreements, whether such indebtedness, liabilities and obligations are direct or indirect, joint, several or joint and several, and (e) all costs and expenses incurred in connection with enforcement and collection of any of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under the Bankruptcy Code or in a similar process in any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law naming such Person as the debtor in such proceeding.  The term “Secured Obligations” shall include all of the foregoing indebtedness, liabilities and obligations whether or not allowed as a claim in any bankruptcy, insolvency, receivership or similar proceeding.

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“Successor Credit Agreement” shall mean any replacement, refinancing or restructuring of the Credit Agreement then in effect; provided that each Successor Lender thereunder or an agent duly authorized to act on behalf of all such Successor Lenders has executed a joinder to this Agreement and delivered same to the Collateral Agent in compliance with Section 22 hereof.

“Successor Lender” shall mean each financial institution or lender that has entered into one or more agreements with one or more of the Loan Parties from time to time either extending the maturity of or refinancing all or any portion of the Secured Obligations under the Credit Agreement then in effect or making additional extensions of credit under the Credit Agreement then in effect and is intended to be secured on a pari passu basis pursuant to the Collateral Documents.

“Termination Date” shall mean the earlier of (a) the first day on which (i) the Facility Termination Date shall have occurred and (ii) all of the principal, Make-Whole Amount, if any, and interest on the Notes and all other amounts due and owing the Noteholders under the Notes Documents shall have been paid in full; provided that a Facility Termination Date shall be deemed to have not occurred pursuant to clause (a)(i) of this definition to the extent an existing Credit Agreement is being substantially simultaneously replaced with a Successor Credit Agreement, and (b) the “Collateral Release Date” as defined in the Credit Agreement, the 2001 Note Agreement and the 2007 Note Agreement and any analogous definition set forth in any Successor Credit Agreement or in any other Notes Document shall have occurred.

“2001 Note Agreement” shall mean the Note Purchase Agreement, dated as of May 1, 2001, originally between the Company and the purchasers listed on Schedule A thereto, as amended by the First Amendment thereto dated as of June 15, 2003 and the Second Amendment thereto dated as of the date hereof, and as amended, restated, supplemented or otherwise modified from time to time.

“2001 Noteholders” shall mean holders of the 2001 Notes as set forth on Annex A hereto, together with each other holder from time to time of the 2001 Notes that becomes a party hereto and each of their respective successors and assigns.

“2001 Notes” shall mean the Company’s 6.96% Senior Notes due May 1, 2013 issued pursuant to the 2001 Note Agreement, together with any replacements therefor issued pursuant to the 2001 Note Agreement.

“2007 Note Agreement” shall mean the Note Purchase Agreement, dated as of December 12, 2007, originally between the Company and the purchasers listed on Schedule A thereto, as amended by the First Amendment thereto dated as of the date hereof, and as amended, restated, supplemented or otherwise modified from time to time.

“2007 Noteholders” shall mean holders of the 2007 Notes as set forth on Annex B hereto together with each other holder from time to time of the 2007 Notes that becomes a party hereto and each of their respective successors and assigns.

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“2007 Notes” shall mean the Company’s 6.11% Series 2007-A Senior Notes due December 12, 2019 issued pursuant to the 2007 Note Agreement, together with any replacements therefor issued pursuant to the 2007 Note Agreement.

“2007 NPA Additional Notes” shall mean any “Additional Notes” issued pursuant to the 2007 Note Agreement, together with any notes issued in replacement or substitution therefor pursuant to the 2007 Note Agreement.

2.    Collateral Agency Provisions.

(a)   Appointment of Collateral Agent.  Subject in all respects to the terms and provisions of this Agreement, the Secured Bank Creditors and the Noteholders hereby appoint Bank of America to act as agent for the benefit of the Secured Creditors with respect to the liens upon and the security interests in the Collateral and the rights and remedies granted under and pursuant to the Collateral Documents, and Bank of America hereby accepts such appointment and agrees to act as such agent.  The appointment of the Collateral Agent pursuant to this Agreement shall be effective with respect to all financing statements filed in any filing office with respect to any Loan Party prior to the date of this Agreement on and as of the date such financing statements were filed.  The agency created hereby shall in no way impair or affect any of the rights and powers of, or impart any duties or obligations upon, Bank of America in its individual capacity as a Secured Bank Creditor or as Bank Agent.  To the extent legally necessary to enable the Collateral Agent to enforce or otherwise foreclose and realize upon any of the liens or security interests in the Collateral in any legal proceeding which the Collateral Agent either commences or joins as a party in accordance with the terms hereof, each of the Secured Creditors agrees to join as a party in such proceeding and take such action therein concurrently to enforce and obtain a judgment for the payment of the Secured Obligations held by it.

(b)   Duties of Collateral Agent.  Subject to the Collateral Agent having been directed to take such action in accordance with the terms of this Agreement, each Secured Bank Creditor hereby and each Noteholder irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of the Collateral Documents and any other instruments, documents and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to the Collateral Agent by the terms thereof and such other powers as are reasonably incidental thereto.  Subject to the provisions of Section 11 hereof, the Collateral Agent is hereby irrevocably authorized to take all actions on behalf of the Secured Creditors to enforce the rights and remedies of the Collateral Agent and the other Secured Creditors provided for in the Collateral Documents or by applicable law with respect to the liens upon and security interests in the Collateral granted to secure the Secured Obligations; provided, however, that, notwithstanding any provision to the contrary in any Collateral Documents, (i) the Collateral Agent shall act solely at and in accordance with the written direction of the Required Secured Creditors, (ii) the Collateral Agent shall not, without the written consent of the Required Lenders and the Required Holders, release or terminate by affirmative action or consent to any lien upon or security interest in any Collateral granted under any Collateral Documents (except (x) upon dispositions of Collateral by a Loan Party as permitted in accordance with the terms of the Credit Agreement and the Note Agreements prior to the occurrence of an Event of Default, and (y) upon disposition of such Collateral after an Event of Default pursuant to direction given under clause (i) hereof), and (iii) the Collateral Agent shall not accept any Secured Obligations in whole or partial consideration for the disposition of any Collateral without the written consent of the Required Lenders and the Required Holders.  The Collateral Agent agrees to make such demands and give such notices under the Collateral Documents as may be requested by, and to take such action to enforce the Collateral Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by, the Required Secured Creditors; provided, however, that the Collateral Agent shall not be required to take any action that is determined by the Collateral Agent in good faith to be contrary to law or the terms of the Collateral Documents or this Agreement or not subject to a reasonably satisfactory indemnity hereunder.  Once a direction to take any action has been given by the Required Secured Creditors to the Collateral Agent, and subject to any other directions which may be given from time to time by the Required Secured Creditors, decisions regarding the manner in which any such action is to be implemented and conducted (with the exception of any decision to settle, compromise or dismiss any legal proceeding, with or without prejudice) shall be made by the Collateral Agent, with the assistance and upon the advice of its counsel.  Notwithstanding the provisions of the preceding sentence, any and all decisions to settle, compromise or dismiss any legal proceeding, with or without prejudice, which implements, approves or results in or has the effect of causing any release, change or occurrence, where such release, change or occurrence otherwise would require the approval of all of the Banks and Noteholders or both the Required Lenders and Required Holders pursuant to the terms of this Agreement, also shall require the approval of all of the Banks and Noteholders or the Required Lenders and Required Holders, as the case may be.

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(c)   Requesting Instructions.  The Collateral Agent may at any time request directions from the Secured Bank Creditors and the Noteholders as to any course of action or other matter relating to the performance of its duties under this Agreement and the Collateral Documents and the Secured Bank Creditors and the Noteholders shall respond to such request in a reasonably prompt manner.

(d)   Emergency Actions.  If the Collateral Agent has asked the Secured Bank Creditors and the Noteholders for instructions following the receipt of any notice of an Event of Default and if the Required Secured Creditors have not responded to such request within 30 days, the Collateral Agent shall be authorized to take such actions (which shall not be inconsistent with the provisions of the Credit Agreement, any Notes Document or any Collateral Document) with regard to such Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to protect the Collateral from damage or destruction; provided, however, that once instructions have been received from the Required Secured Creditors, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

(e)   Collateral Document Amendments.  An amendment, supplement, modification, restatement  or waiver of any provision of any Collateral Document, any consent to any departure by any Loan Party therefrom, or the execution or acceptance by the Collateral Agent of any Collateral Document not in effect on the date hereof shall be effective if, and only if, consented to in writing by the Required Secured Creditors; provided, however, that, (i) no such amendment, supplement, modification, restatement, waiver, consent or such Collateral Document not in effect on the date hereof which imposes any additional responsibilities upon the Collateral Agent shall be effective without the written consent of the Collateral Agent, (ii) no such amendment, supplement, modification, waiver or consent shall release any Collateral from the lien or security interest created by any Collateral Document not subject to the exception in clause (ii) of the proviso in Section 2(b) hereof or narrow the scope of the property or assets in which a lien or security interest is granted pursuant to any Collateral Document or change the description of the obligations secured thereby without the written consent of all of the Banks and the Noteholders, and (iii) no such consent of the Required Secured Creditors shall be required for the execution and acceptance of any additional Collateral Documents in accordance with the provisions of the Notes Documents and the Credit Agreement.

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(f)    Administrative Actions.  The Collateral Agent shall have the right to take such actions hereunder and under the Collateral Documents, not inconsistent with the instructions of the Required Secured Creditors or the terms of the Collateral Documents and this Agreement, as the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors.

(g)   Collateral Agent Acting Through Others.  The Collateral Agent may perform any of its duties under this Agreement and the Collateral Documents by or through attorneys (which attorneys may be the same attorneys who represent the Bank Agent or any other Secured Creditor), agents or other Persons reasonably deemed appropriate by the Collateral Agent.  In addition, the Collateral Agent may act in good faith reliance upon the opinion or advice of attorneys selected by the Collateral Agent.  In all cases the Collateral Agent may pay customary and reasonable compensation to all such attorneys, agents or other Persons as may be employed in connection with the performance of its duties under this Agreement and the Collateral Documents.  Without limitation of the foregoing, each of the Secured Creditors agrees that the Bank Agent is hereby appointed as the agent of the Collateral Agent with respect to any Collateral (or any account in which such Collateral is held) at any time in the possession or control of the Bank Agent for purpose of perfecting (to the extent not otherwise perfected and to the fullest extent permitted by applicable law) the Collateral Agent's lien and security interest in such Collateral; provided, that the Bank Agent hereby disclaims any representation as to the adequacy of any steps taken by it to perfect any lien or security interest on any such Collateral (or account) and shall have no responsibility, duty, obligation or liability for such perfection or failure to perfect, it being understood that the sole purpose of this appointment is to enable the Collateral Agent to obtain a perfected lien or security interest in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Bank Agent.  In furtherance of the foregoing, the Company and each other Loan Party (by its acknowledgment hereto) hereby grants a security interest securing the Secured Obligations in any such Collateral that the Bank Agent may now or from time to time hereafter control or possess for the benefit of all of the Secured Creditors.

(h)   Resignation and Removal of Collateral Agent.

(i)    The Collateral Agent (A) may resign at any time upon notice to the Secured Bank Creditors and Noteholders, and (B) may be removed at any time upon the written request of the Required Secured Creditors sent to the Collateral Agent and the other Secured Creditors.

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(ii)   If the Collateral Agent shall resign or be removed, the Required Secured Creditors shall have the right to select a replacement Collateral Agent by notice to the Collateral Agent and the other Secured Creditors.

(iii)   No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have assumed in writing the obligations of the Collateral Agent hereunder and under the Collateral Documents.  In the event that a replacement Collateral Agent shall not have been selected as provided herein or shall not have assumed such obligations within 90 days after the resignation or removal of the Collateral Agent, then the Collateral Agent may, at its discretion, either appoint a replacement Collateral Agent that meets the qualifications of clause (v) below or apply to a court of competent jurisdiction to appoint a replacement Collateral Agent.

(iv)   Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning or removed Collateral Agent (other any rights to indemnity payments or other amounts owed to the resigning or removed Collateral Agent as of the effective date of its replacement), and the resigning or removed Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Collateral Documents.  The fees payable by the Credit Agreement Borrowers to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Credit Agreement Borrowers and such successor.  After the resigning or removed Collateral Agent’s resignation or removal hereunder and under the other Collateral Documents has become effective, the provisions of this Section 2 shall continue in effect for the benefit of such resigning or removed Collateral Agent, its sub-agents and the other Indemnitees in respect of any actions taken or omitted to be taken by any of them while the resigning or removed Collateral Agent was acting as Collateral Agent

(v)   Any replacement Collateral Agent shall be a bank, trust company, or insurance company having capital, surplus and undivided profits of at least $250,000,000.

(i)    Indemnification of Collateral Agent.  The Company and each other Loan Party (by its acknowledgment hereto) hereby jointly and severally agree to indemnify and hold the Collateral Agent, its officers, directors, employees and agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) harmless against any and all costs, claims, damages, penalties, liabilities, losses and expenses (including, but not limited to, court costs and attorneys’ fees and disbursements) which may be incurred by or asserted against the Collateral Agent or any such officers, directors, employees and agents by reason of its status as agent hereunder or which pertain, whether directly or indirectly, to this Agreement, the Collateral Documents or to any action or failure to act of the Collateral Agent as agent hereunder, except to the extent any such action or failure to act by the Collateral Agent is determined by a court of competent jurisdiction by final and nonappealable judgment to have constituted gross negligence or willful misconduct.  The obligations of the Loan Parties under this Section 2(i) shall survive the payment in full of the Secured Obligations and the termination of this Agreement.

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(j)    Liability of Collateral Agent.  In the absence of the determination by a court of competent jurisdiction by final and nonappealable judgment that such action or failure to act has constituted gross negligence, willful misconduct or a breach of this Agreement, the Collateral Agent will not be liable to any Secured Creditor for any action or failure to act or any error of judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents.  To the extent not paid by the Loan Parties, each Secured Creditor hereby severally, and not jointly, agrees to indemnify and hold the Collateral Agent and each of its officers, directors, employees and agents (collectively, “Indemnitees”) harmless from and against any and all liabilities, costs, claims, damages, penalties, losses and actions of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for any Indemnitee) incurred by or asserted against any Indemnitee arising out of or in relation to this Agreement or the Collateral Documents or its status as agent hereunder or any action taken or omitted to be taken by any Indemnitee pursuant to and in accordance with any of the Collateral Documents and this Agreement, except to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have constituted the gross negligence or willful misconduct or breach of this Agreement by such Indemnitee, with each Secured Creditor being liable only for its Pro Rata Expenses Share, as of the date of the occurrence of the event giving rise to the claim for which indemnity is sought, of any such indemnification liability.  The obligations of the Secured Creditors under this Section 2(j) shall survive the payment in full of the Secured Obligations and the termination of this Agreement.

(k)   No Reliance on Collateral Agent.  Neither the Collateral Agent nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall the Collateral Agent or any such officer, director, employee or agent be liable to any other Secured Creditor or responsible for (i) any warranties or recitals made by any Loan Party in the Collateral Documents or any other agreement, certificate, instrument or document executed by any Loan Party in connection therewith, (ii) the due or proper execution or authorization of this Agreement or any Collateral Documents by any party other than the Collateral Agent, or the effectiveness, enforceability, validity, genuineness or collectibility as against any Loan Party of any Collateral Document or any other agreement, certificate, instrument or document executed by any of the Loan Parties in connection therewith, (iii) the present or future solvency or financial worth of any Loan Party, or (iv) the value, condition, existence or ownership of any of the Collateral or the perfection of any lien upon or security interest in the Collateral (whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any lien or security interest in the Collateral.  Except as may be required by Section 2(b) hereof, the Collateral Agent shall not be required, either initially or on a continuing basis, to (A) make any inquiry, investigation, evaluation or appraisal respecting, or enforce performance by any Loan Party of, any of the covenants, agreements or obligations of any Loan Party under any Collateral Document, or (B) undertake any other actions (other than actions expressly required to be taken by it under this Agreement).  Nothing in any of the Collateral Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations, duties or responsibilities except as set forth in this Agreement and therein.  The Collateral Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telecopy or other paper or document given to it by any Person reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by such Person.  The Collateral Agent shall have no duty to inquire as to the performance or observance of any of the terms, covenants or conditions of any Applicable Credit Document.  Except upon the direction of the Required Secured Creditors pursuant to Section 2(b) of this Agreement, the Collateral Agent will not be required to inspect the properties or books and records of any Loan Party for any purpose, including to determine compliance by the Loan Parties with their respective covenants respecting the perfection of security interests.

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(l)    Limited Agency.  Each Secured Creditor agrees that it is the intent of such Secured Creditor to limit the scope of the powers of the Collateral Agent to the specific powers delegated hereunder, together with such powers as are reasonably incidental thereto, and the Collateral Agent does not and shall not have any right or authority to bind such Secured Creditor in any other manner or thing whatsoever.

3.    Lien Priorities.  Each Secured Creditor, the Company and each other Loan Party (by its acknowledgment hereto) agrees that the (i) Collateral Agent shall be the secured party or beneficiary, as applicable, under the Collateral Documents for the benefit of all of the Secured Creditors in accordance with this Agreement and (ii) notwithstanding the relative priority or the time of grant, creation, attachment or perfection under applicable law of any security interests and liens, if any, of any of the Collateral Agent or any other Secured Creditor upon or in any of the Collateral to secure any Secured Obligations, whether such security interests and liens are now existing or hereafter acquired or arising and whether such security interests and liens are in or upon now existing or hereafter arising Collateral, such security interests and liens shall be first and prior security interests and liens in favor of the Collateral Agent to secure the Secured Obligations on a pari passu basis for the benefit of the Secured Creditors in accordance with the terms of this Agreement.

4.    Certain Notices.  Each Secured Creditor that has actual knowledge of an Enforcement, or facts which indicate that an Enforcement has occurred, shall deliver to the Collateral Agent a written statement describing such Enforcement or facts, but the failure to give any of the foregoing notice shall not create a cause of action against or cause a forfeiture of any rights of the Secured Creditor failing to give such notice or create any claim or right on behalf of any third party.  The Collateral Agent agrees to deliver to each Noteholder and to the Bank Agent a copy of each notice described in this Section 4 as soon as practicable after receipt thereof.

5.    Distribution of Proceeds of Collateral After Enforcement.

(a) On and after the occurrence of an Enforcement, (i) all proceeds of Collateral held or received by the Collateral Agent or any other Secured Creditor (including, without limitation, any amount of any balances held by the Collateral Agent or any other Secured Creditor for the account of any Loan Party or any other property held or owing by it to or for the credit or for the account of any Loan Party setoff or appropriated by it, but excluding, (x) except as otherwise provided in Section 5(b), amounts on deposit in the Special Cash Collateral Account provided for in such Section 5(b), and (y) any cash collateral provided to the Bank Agent or the L/C Issuer pursuant to Section 2.16(a)(ii) of the Credit Agreement as in effect on the date hereof or any analogous provision set forth in any Successor Credit Agreement with respect to any Bank that is a “Defaulting Lender”) and (ii) any other payments received, directly or indirectly, by the Collateral Agent or any other Secured Creditor on or with respect to any Secured Obligation (including, without limitation, any payment under any Guaranty Agreement, any payment in an insolvency or reorganization proceeding and the proceeds from any sale of any Secured Obligations or any interest therein to any Loan Party or any affiliate of any Loan Party) shall be delivered to the Collateral Agent and distributed as follows:

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(i)    First, to the Collateral Agent in the amount of any unpaid Collateral Agent Obligations;

(ii)   Second, to the extent proceeds remain, to the Secured Creditors in the amount of any unreimbursed amounts paid by the Secured Creditors to any Indemnitee pursuant to Section 2(i) hereof, pro rata in proportion to the respective unreimbursed amounts thereof paid by each Secured Creditor;

(iii)   Third, to the extent proceeds remain, to the Secured Bank Creditors and the Noteholders in the amount of any reasonable out-of-pocket costs and expenses incurred after the occurrence of an Enforcement by the Secured Bank Creditors or the Noteholders in enforcing or defending any of its rights under the Applicable Credit Documents, in each case, to the extent such costs and expenses are required to be reimbursed under the Applicable Credit Documents;

(iv)   Fourth, to the extent proceeds remain, to the payment of any other Secured Obligations of the Secured Creditors pro rata in proportion to the respective amounts thereof owed to each Secured Creditor (and, for this purpose, Letter of Credit Collateral Obligations shall be considered to have been paid to the extent of any amount then on deposit in the Special Cash Collateral Account provided for in Section 5(b) below); and

(v)   Finally, after the Secured Obligations have been finally paid in full in cash, the balance of proceeds of the Collateral, if any, shall be paid to the Loan Parties, as applicable, or as otherwise required by law.

For the avoidance of doubt, prior to the occurrence of an Enforcement, subject to the terms of the Applicable Credit Documents, the Secured Creditors may accept and apply payments made from any source (including proceeds of Collateral) on or in respect of the Secured Obligations owing to such Secured Creditor without any obligation hereunder to turn over any such payments to the Collateral Agent or share any such payments with any other Secured Lender.

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(b)   Any payment pursuant to clause (iv) of Section 5(a) above with respect to Letter of Credit Collateral Obligations shall be paid to the Collateral Agent for deposit in an account with the Collateral Agent (the “Special Cash Collateral Account”) to be held as Collateral for the Secured Obligations and disposed of as provided herein.  On each date after the occurrence of an Enforcement on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall, to the extent of funds available therefor, distribute to the Bank Agent from the Special Cash Collateral Account for application to the payment of the reimbursement obligation due to the Banks with respect to such draw an amount equal to the product of (1) the amount then on deposit in the Special Cash Collateral Account, and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the amount of the Outstanding Letter of Credit Exposure immediately prior to such draw.  On each date after the occurrence of an Enforcement on which a reduction in the Outstanding Letter of Credit Exposure occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Special Cash Collateral Account an amount equal to the product of (1) the amount then on deposit in the Special Cash Collateral Account and (2) a fraction the numerator of which is the amount of such reduction in the Outstanding Letters of Credit Exposure and the denominator of which is the amount of the Outstanding Letters of Credit Exposure immediately prior to such reduction, which amount shall be distributed as provided in clause (a)(iv) of Section 5(a), above.  At such time as the amount of the Outstanding Letter of Credit Exposure is reduced to zero, any amount remaining in the Special Cash Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in clause (iv) of Section 5(a) above.

(c)   The Company (and each other Loan Party, by its acknowledgment hereto) agrees that in the event any payment is made with respect to any Secured Obligations that is delivered to the Collateral Agent pursuant to this Section 5, (i) the Secured Obligations discharged by such payment shall be the amount or amounts of the Secured Obligations with respect to which such payment is distributed pursuant to this Section 5 notwithstanding that the payment may have initially been made by a Loan Party with respect to other Secured Obligations, and (ii) such payment shall be deemed to reduce the Secured Obligations of any Secured Creditors receiving any distributions from such payment under Section 5(a) or (b) in the amount of such distributions and shall be deemed to restore and reinstate the Secured Obligations of any Secured Creditor making any such payment under Section 5(a) in the amount of such payment; provided that if for any reason such restoration and reinstatement shall not be binding against any Loan Party, the Secured Creditors agree to take actions as shall have the effect as placing them in the same relative positions as they would have been if such restoration and reinstatement had been binding against the Loan Parties.

6.    Certain Credit Extensions and Amendments to Agreements by the Secured Creditors; Actions Related to Collateral and Guaranty Agreements; Other Liens and Security Interests.

(a)   Each Secured Bank Creditor agrees that, without the consent in writing by the Required Holders, it will not (i) except for the Guaranty Agreements, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Secured Obligations, or (ii) from and after the institution of any bankruptcy or insolvency proceeding involving any Loan Party, as respects the Collateral enter into any agreement with such Loan Party with respect to post-petition usage of cash collateral, post-petition financing arrangements or adequate protection.  Each Noteholder agrees that, without the consent in writing by the Bank Agent or Required Lenders, it will not (1) except for the Guaranty Agreements, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Secured Obligations, or (2) from and after the institution of any bankruptcy or insolvency proceeding involving any Loan Party, as respects the Collateral enter into any agreement with such Loan Party with respect to post-petition usage of cash collateral, post-petition financing arrangements or adequate protection.

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(b)   Each Secured Creditor agrees that it will have recourse to the Collateral only through the Collateral Agent, that it shall have no independent recourse thereto and that it shall refrain from exercising any rights or remedies under the Collateral Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of the maturities of the Secured Obligations, except that with the approval of the Collateral Agent (acting at the direction of the Required Secured Creditors), any Secured Creditor may setoff any amount of any balances held by it for the account of any Loan Party or any other property held or owing by it to or for the credit or for the account of any Loan Party provided that the amount setoff is delivered to the Collateral Agent for application pursuant to Section 5 hereof.  Without such approval and direction, no Secured Creditor shall setoff any such amount.  For the purposes of perfection any setoff rights which may be available under applicable law, any balances held by the Collateral Agent or any Secured Creditor for the account of any Loan Party or any other property held or owing by the Collateral Agent or any other Secured Creditor to or for the credit or account of any Loan Party shall be deemed to be held as agent for all Secured Creditors.

(c)   Neither the Collateral Agent nor any other Secured Creditor shall take or receive a security interest in or a lien upon any of the property or assets of any Loan Party as security for the payment of any Secured Obligations other than liens and security interests granted to the Collateral Agent in the Collateral pursuant to the Collateral Documents.  The existence of a common law lien and set off rights on deposit or securities accounts shall not be prohibited by the provisions of this Section 6(c) provided that any realization on such lien or set off rights and the application of the proceeds thereof shall be subject to the provisions of this Agreement.

(d)   Nothing contained in this Agreement shall (i) prevent any Secured Creditor from imposing a default rate of interest in accordance with the Applicable Credit Documents, or prevent a Secured Creditor from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating to the Collateral or any one or more of the Collateral Documents as directed by the Required Secured Creditors, which shall be governed by the provisions of this Agreement, (ii) affect or impair the right any Secured Creditor may have under the terms and conditions governing any Secured Obligation to accelerate and demand repayment of such Secured Obligation, (iii) prevent any Secured Creditor from agreeing to new or modified covenants and other terms under, or otherwise amending, any Applicable Credit Documents, or (iv) restrict the Bank Agent or the L/C Issuer in obtaining or applying cash collateral provided to the Bank Agent or the L/C Issuer pursuant to Section 2.16(a)(ii) of the Credit Agreement as in effect on the date hereof or any analogous provision set forth in any Successor Credit Agreement with respect to any Bank that is a “Defaulting Lender.”  Subject only to the express limitations set forth in this Agreement, each Secured Creditor retains the right to freely exercise its rights and remedies as a general creditor of the Loan Parties in accordance with applicable law and agreements with the Loan Parties, including without limitation the right to file a lawsuit and obtain a judgment therein against the Loan Parties and to enforce such judgment against any assets of the Loan Parties other than the Collateral.  Nothing contained in this Agreement shall be construed as an amendment of, or a waiver of or a consent to the departure by any Loan Party from, any provision of any Applicable Credit Document.

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(e)   Subject to the provisions set forth in this Agreement, each Secured Creditor and its affiliates may (without having to account therefor to any Secured Creditor) own, sell, acquire and hold equity and debt securities of the Loan Parties and lend money to and generally engage in any kind of business with the Loan Parties (as if, in the case of Bank of America, it was not acting as Collateral Agent), and, subject to the provisions of this Agreement, the Secured Creditors and their affiliates may accept dividends, interest, principal payments, fees and other consideration from the Loan Parties for services in connection with this Agreement or otherwise without having to account for the same to the other Secured Creditors, provided that any such amounts which constitute Secured Obligations are provided for in the Applicable Credit Documents.

7.    Accounting; Adjustments.

(a)   The Collateral Agent and each other Secured Creditor agrees to render an accounting to any of the others of the amounts of the outstanding Secured Obligations, receipts of payments from the Loan Parties or from the Collateral and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request, giving effect to the application of payments and the proceeds of Collateral as hereinbefore provided in this Agreement.

(b)   Each Secured Creditor agrees that (i) to the extent any amount distributed to it hereunder is in excess of the amount due to be distributed to it hereunder, it shall pay to the Collateral Agent for distribution to the other Secured Creditors such amounts so that, after giving effect to such payments, the amounts received by all Secured Creditors are equal to the amounts to be paid to them hereunder, and (ii) in the event any payment made to any Secured Creditor is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then each of the Secured Parties shall pay to the Collateral Agent for distribution to the Secured Creditors such amounts so that, after giving effect to the payments hereunder by all such Secured Creditors, the amounts received by all Secured Creditors are not in excess of the amounts to be paid to them hereunder as though any payment so invalidated, declared to be fraudulent or preferential, set aside or required to be repaid had not been made.

8.    Notices.  Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, with proper postage prepaid, one business day after delivery to a courier for next day delivery, upon delivery by courier or upon transmission by telecopy or similar electronic medium (provided that a copy of any such notice sent by such transmission is also sent by one of the other means provided hereunder within one day after the date sent by such transmission) to the addresses set forth below the signatures hereto, with a copy to any person or persons set forth below such signature shown as to receive a copy, or to such other address as any party designates to the others in the manner herein prescribed.  Any notice required to be served, given or delivered to the Secured Bank Creditors hereunder may be satisfied by providing such notice to the Bank Agent in accordance with the terms of this Section 8.  Any party giving notice to any other party hereunder shall also use its best efforts to give copies of such notice to all other parties, but the failure to do so shall not create a cause of action against the Secured Party failing to give such notice or create any claim or right on behalf of any other Secured Party hereto and any third party.

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9.    Contesting Liens or Security Interests; No Partitioning or Marshalling of Collateral; Contesting Secured Obligations.

(a)   Neither the Collateral Agent nor any other Secured Creditor shall contest the validity, perfection, priority or enforceability of or seek to avoid, have declared fraudulent or have put aside any lien or security interest granted to the Collateral Agent as contemplated hereby and each Secured Creditor hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests.

(b)   Notwithstanding anything to the contrary in this Agreement or in any Collateral Document, no Secured Creditor (other than the Collateral Agent) shall have the right to have any of the Collateral, or any security interest or other property being held as security for all or any part of the Secured Obligations by the Collateral Agent, partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Collateral or any such security interest or other property partitioned (excluding the application of any cash collateral pursuant to Section 2.16(a)(ii) of the Credit Agreement as in effect on the date hereof or any analogous provision set forth in any Successor Credit Agreement with respect to any Bank that is a “Defaulting Lender” as provided therein), and each Secured Creditor hereby waives any such right.  Each Secured Creditor hereby waives any and all rights to have the Collateral, or any part thereof, marshalled upon any foreclosure of any of the liens or security interests securing the Secured Obligations.

(c)   Neither the Collateral Agent nor any other Secured Creditor shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Secured Obligations.  In the event any Secured Obligation is invalidated, avoided, declared fraudulent or set aside for the benefit of any Loan Party, the Collateral Agent and the other Secured Creditors agree that such Secured Obligation shall nevertheless be considered to be outstanding for all purposes of this Agreement.

10.   No Additional Rights for Loan Parties Hereunder; Secured  Obligations Held By the Company and its Affiliates; Credit Bidding.  The Company and each other Loan Party (by its acknowledgment hereto) acknowledges that it shall have no rights under this Agreement (other than the limited rights to (x) receive proceeds as set forth in clause (v) of Section 5(a) and (y) enforce the proviso to Section 16) and agrees that it shall not use any violation of the terms of this Agreement by any Secured Creditor as a defense to any enforcement by any Secured Creditor against any Loan Party nor assert such violation as a counterclaim or basis for setoff or recoupment against any Secured Creditor.   Each Secured Creditor, the Company and each other Loan Party (by its acknowledgment hereto), agrees that any Secured Obligations that may at any time be held by any Loan Party or any Affiliate of any Loan Party shall not be considered to be outstanding for any purpose under this Agreement, such Loan Party or Affiliate shall not be a “Secured Creditor”, “Secured Bank Creditor” or “Noteholder” under this Agreement and such Loan Party or Affiliate shall not be entitled to the benefit of any provision of this Agreement.  The Company and each other Loan Party (by its acknowledgment hereto) further agrees that it will not object to, contest or oppose (or cause any other Person to object to, contest or oppose or support any other Person in objecting to, contesting or opposing) in any manner any “credit bid” by the Collateral Agent or any other Secured Creditor of any of all the Secured Obligations in any sale of assets of any Loan Party pursuant to Section 363 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), a plan of reorganization under the Bankruptcy Code or otherwise under any other provision of the Bankruptcy Code or in a similar process in any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law.

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11.   Bankruptcy Proceedings.  Except as explicitly set forth herein or in the Applicable Credit Documents, each Secured Creditor shall have the right to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of Collateral and post-petition financing arrangements.  The Collateral Agent, in its capacity as such, is not entitled to initiate such actions on behalf of any Secured Creditor or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Secured Creditor.  The Collateral Agent, in its capacity as such, is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, any determination of adequate protection with respect to the Secured Obligations or the post-petition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Required Secured Creditors.  This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.  All references in this Agreement to the Company or any other Loan Party shall be deemed to apply to such Company or Loan Party as debtor-in-possession.

12.   Independent Credit Investigation.  Neither the Collateral Agent nor any other Secured Creditor, nor any of their respective directors, officers, agents or employees shall be responsible to any of the others for the solvency or financial condition of any Loan Party or the ability of any Loan Party to repay any of the Secured Obligations, or for the value, sufficiency, existence or ownership of any of the Collateral, the perfection or vesting of any lien or security interest, or the statements of any Loan Party, oral or written, or for the validity, sufficiency or enforceability of any of the Secured Obligations, the Applicable Credit Documents, any Collateral Document, any document or agreement executed or delivered in connection with or pursuant to any of the foregoing, or the liens or security interests granted by the Loan Parties to the Collateral Agent in connection therewith.  Each of the Collateral Agent and each other Secured Creditor has entered into its respective financial agreements with the Loan Parties based upon its own independent investigation and, except as set forth in Section 13, below, makes no warranty or representation to the other, nor does it rely upon any representation by any of the others, with respect to the matters identified or referred to in this Section.

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13.   Representations and Warranties.  The Bank Agent represents and warrants to the Noteholders that it has the requisite authorization from each of the Banks to enter into this Agreement on their behalf.

14.   Supervision of Obligations.  Except to the extent otherwise expressly provided herein, each Secured Creditor shall be entitled to manage and supervise the obligations of the Loan Parties to it in accordance with applicable law and such Secured Creditor’s practices in effect from time to time without regard to the existence of any other Secured Creditor.

15.   Turnover of Collateral.  If any Secured Creditor acquires custody, control or possession of any Collateral or any proceeds thereof other than in compliance with the terms of this Agreement, such Secured Creditor shall promptly cause such Collateral or the proceeds thereof to be delivered to or put in the custody, possession or control of the Collateral Agent to be held as Collateral or for disposition and distribution in accordance with the provisions of Section 5 of this Agreement.  Until such time as such Secured Creditor shall have complied with the provisions of the immediately preceding sentence, such Secured Creditor shall be deemed to hold such Collateral and the proceeds thereof in trust for the Secured Creditors entitled thereto under this Agreement.

16.   Amendment.  Subject to the provisions of Section 10 hereof, this Agreement and the provisions hereof may be amended, modified or waived only by a writing signed by the Collateral Agent, the Required Lenders (or the Bank Agent on their behalf), the Required Holders; provided, that without the written consent of the Company no such amendment or modification shall expressly (a) increase the obligations of the Company or any Loan Party under Section 2(i), (b) decrease the right of the Company to receive proceeds as set forth in clause (v) of Section 5(a), (c) amend Section 20 so that a law other than the laws of the State of New York governs the validity, interpretation, enforcement or effect of this Agreement, or (d) reduce the rights of the Company to enforce the restrictions set forth in this proviso.

17.   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, including subsequent holders of the Secured Obligations and Persons subsequently becoming parties to any Applicable Credit Documents; provided that (a) neither the Collateral Agent nor any Secured Creditor shall assign or transfer any interest in any Secured Obligations or permit such Person to become such a party to the Applicable Credit Documents unless such transfer or assignment is made subject to this Agreement and such transferee, assignee or Person either is bound by the terms of this Agreement pursuant to the terms of the Applicable Credit Documents or executes and delivers to the Collateral Agent an assumption agreement in the form of Exhibit A hereto (or such other form as may be approved by the Collateral Agent) and (b) the appointment of any replacement Collateral Agent shall be subject to the provisions of Section 2(h) hereof.  In addition, by accepting any proceeds of Collateral under this Agreement or the benefits of any Collateral Document, each Secured Creditor and each successor, transferee or assignee of any Secured Creditor hereunder shall be deemed to be bound by the terms and conditions set forth herein as if such Secured Creditor and such successor, transferee or assignee shall have executed this Agreement.

22

18.   Limitation Relative to Other Agreements.  Nothing contained in this Agreement is intended to impair as between the Secured Creditors and the Loan Parties, the rights of such Secured Creditors and the obligations of the Loan Parties under the Applicable Credit Documents.

19.   Counterparts; Facsimile or Electronic Signatures.  This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument.  In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

20.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION).

21.   Construction; Inconsistencies.  Each party hereto acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.  Each party hereto expressly acknowledges that in the event of any inconsistencies between this Agreement and any Applicable Credit Document, the terms and conditions of this Agreement shall govern and control.

22.   Additional Parties.  Provided that is it permitted to do so by the terms of the Applicable Credit Documents then in effect, the Company may issue Additional Notes and enter into one or more Successor Credit Agreements.  The obligations outstanding under such Additional Notes and Successor Credit Agreements, as the case may be, shall be secured by the Collateral as provided herein and in the Collateral Documents; provided that at the time the Company issues such Additional Notes or enters into such Successor Credit Agreement, each purchaser of such Additional Notes or each Successor Lender party to such Successor Credit Agreement (or agent on behalf thereof), as the case may be, in each case to the extent not already a party hereto, shall execute and deliver to the Collateral Agent a joinder agreement in the form of Exhibit A hereto (or such other form as may be approved by the Collateral Agent), as applicable, by which such Person agrees to be bound by the terms of this Agreement, and by delivering a written acknowledgement from the Loan Parties to the Collateral Agent (in the form set forth in such joinder or as otherwise acceptable to the Collateral Agent) that the Loan Parties intend such additional debt to benefit from this Agreement and the Collateral Documents and certify that the incurrence of such additional debt complies with the terms of the Applicable Credit Documents then in effect and complies with the following proviso; and provided further that on the date of the issuance of such Additional  Notes or execution and delivery of such Successor Credit Agreement, the incurrence by the Company of $1.00 of additional indebtedness would not constitute an Event of Default under any Applicable Credit Documents then in effect.  By their execution of this Agreement, the Secured Creditors authorize and direct the Collateral Agent to execute any such joinder agreement on its and their behalf.

23

23.   Card Related Products Banks, Cash Management Banks and Hedge Banks.  Anything herein or in any other Applicable Credit Document or Collateral Document to the contrary notwithstanding, no affiliate of any Bank shall be a Card Related Products Bank, a Cash Management Bank or Hedge Bank hereunder or be entitled to any of the benefits of a Secured Bank Creditor hereunder or under any other Collateral Document or have any of the obligations of any Loan Party owed to it be treated as Secured Obligations hereunder or under any other Collateral Document unless, (a) in the case of an affiliate party to a Card Related Products Agreement, a Cash Management Agreement or a Swap Contract that is in effect on the date of this Agreement (as to such existing Card Related Products Agreements, Cash Management Agreements or Swap Contracts), such affiliate shall have delivered to the Collateral Agent and Schiff Hardin LLP (at the address set forth below), within 60 days of date of this Agreement, a joinder agreement in the form of Exhibit A hereto, (b) in the case of an affiliate that enters into a Card Related Products Agreement, a Cash Management Agreement or a Swap Contract after the date of this Agreement, such affiliate shall have delivered to the Collateral Agent and Schiff Hardin LLP, within 60 days after the date on which such affiliate entered into such Card Related Products Agreement, Cash Management Agreement or Swap Contract, a joinder agreement in the form of Exhibit A; provided that once any such affiliate is party to this Agreement it need not execute further joinder agreements with respect to additional Card Related Products Agreements, Cash Management Agreements or Swap Contracts and (c) in the case of an affiliate party to a Card Related Products Agreement, a Cash Management Agreement or a Swap Contract prior to the date on which such affiliate’s related Bank became a party to the Credit Agreement (as to such existing Card Related Products Agreements, Cash Management Agreements or Swap Contracts), such affiliate shall have delivered to the Collateral Agent and Schiff Hardin LLP, within 60 days of the date such related Bank became a party to the Credit Agreement, a joinder agreement in the form of Exhibit A hereto.  For purposes of this Section 23, the terms “Card Related Product Agreement,” “Cash Management Agreement,” and “Swap Contract” shall have the meanings set forth in the Credit Agreement as in effect on the date hereof.  Any delivery to Schiff Hardin LLP pursuant to this Section 23 shall be effective if sent by federal express (or equivalent overnight mail) to Schiff Hardin LLP, 233 S. Wacker Drive, Suite 6600, Chicago, Illinois, 60606, Attention: Mark A. Sternberg.  The Collateral Agent hereby agrees to provide to each Secured Creditor, promptly upon request by any Secured Creditor, a complete list of the Secured Creditors under this Agreement including any that have joined this Agreement in accordance with this Section 23, along with a copy of each such joinder.

24.   Termination.  This Agreement shall terminate upon the occurrence of the Termination Date.

[Remainder of page is intentionally left blank; signature pages follow]

24

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BANK OF AMERICA, N.A., in its capacities as
Bank Agent, as Collateral Agent and on behalf of
the Secured Bank Creditors

By:	/s/ Bridgett J. Manduk
Bridgett J. Manduk
Title: Assistant Vice President

Address for notices:

1455 Market Street, 5th Floor
Mail Code: CA5-701-05-19
San Francisco, CA 94013

Attn: Bridgett J. Manduk
Facsimile:415-503-5011

25

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/s/ Iris Krause
Vice President

Address for notices:

c/o Prudential Capital Group
Four Embarcadero Center, Suite 2700
San Francisco, California 94111
Attn: Managing Director
Facsimile: (415) 421-6233

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Iris Krause
Vice President

Address for notices:

c/o Prudential Capital Group
Four Embarcadero Center, Suite 2700
San Francisco, California 94111
Attn: Managing Director
Facsimile: (415) 421-6233

UNIVERSAL PRUDENTIAL ARIZONA
REINSURANCE COMPANY

By:	Prudential Investment Management, Inc.
as investment manager

By:	/s/ Mitchell W. Reed
Vice President

Address for notices:

c/o Prudential Capital Group
Four Embarcadero Center, Suite 2700
San Francisco, California 94111
Attn: Managing Director
Facsimile: (415) 421-6233

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Mitchell W. Reed
Vice President

Address for notices:

c/o Prudential Capital Group
Four Embarcadero Center, Suite 2700
San Francisco, California 94111
Attn: Managing Director
Facsimile: (415) 421-6233

AMERICAN INTERNATIONAL GROUP, INC.

By:	AIG Asset Management (U.S.), LLC,
Investment Adviser

By: /s/ David C. Patch
Name: David C. Patch
Title: Vice President

Address for notices:

AIG, Inc. – Matched Investment Program (260765)
c/o AIG Asset Management
2929 Allen Parkway, A36-04
Houston, Texas 77019-21255
Attn: Private Placements – Portfolio Operations
Facsimile: (713) 831-1072 / email: david.patch@aig.com or
Email: AIGGIGPVTPLACEMENTOPERATIONS@AIG.COM

ING LIFE INSURANCE AND ANNUITY COMPANY
ING USA ANNUITY AND LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	ING Investment Management LLC,
as Agent

By: /s/ Gregory R. Addicks
Gregory R. Addicks
Senior Vice President

Address for notices:

ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Gregory R. Addicks
Facsimile: (770) 690-4886

THE GUARDIAN LIFE INSURANCE COMPANY
OF AMERICA

By:	/s/ Gwendolyn S. Foster
Name: Gwendolyn S. Foster
Title: Senior Director

Address for notices:

7 Hanover Square
Investment Department 9-A
New York, NY 10004-2616
Attn: Gwen Foster
Fax #: 212-919-2658
Email: gwen.foster@glic.com

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC,
Delaware limited liability company,
its authorized signatory

By: /s/ Alan P. Kress
Its: Counsel

By: /s/ Clint Woods
Its: Assistant General Counsel

Address for notices:

Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

and via Email:
Privateplacements2@exchange.principal.com

UNITED OF OMAHA LIFE INSURANCE
COMPANY

By:	/s/ Curtis R. Caldwell
Name: Curtis R. Caldwell
Title: Senior Vice President

Address for notices:

4 - Investment Accounting
United of Omaha Life Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011
Email: privateplacements@mutualofomaha.com

ALLIANZ LIFE INSURANCE COMPANY OF
NORTH AMERICA

By:	/s/ Brian Landry
Name: Brian Landry
Title: Assistant Treasurer

Address for notices:

Allianz Life Insurance Company of North America
c/o Allianz of America, Inc.
Attn: Private Placements
55 Greens Farms Road
P.O. Box 5160
Westport, Connecticut 06881-5160
Phone: 203-221-8580
Fax: 203-221-8539
Email: PrivatePlacements@azoa.com

AMERICAN UNITED LIFE INSURANCE
COMPANY

By:	/s/ Michael I. Bullock
Michael I. Bullock
Its: Vice President, Private Placements

Address for notices:

American United Life Insurance Company
One American Square, Suite 305W
Post Office Box 368
Indianapolis, IN 46206
Attn: Mike Bullock, Securities Department
Facsimile: 317-285-1225

THE STATE LIFE INSURANCE COMPANY

By:	American United Life Insurance Company,
its agent

By:	/s/ Michael I. Bullock
Michael I. Bullock
Its: Vice President, Private Placements

Address for notices:

American United Life Insurance Company
One American Square, Suite 305W
Post Office Box 368
Indianapolis, IN 46206
Attn: Mike Bullock, Securities Department
Facsimile: 317-285-1225

LAFAYETTE LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name James J. Vance
Its Vice President

By:	/s/ Kevin L. Howard
Name Kevin L. Howard
Its Vice President

Address for notices:

The Lafayette Life Insurance Company
400 Broadway, Mail Station 80
Cincinnati, Ohio 45202-3341

Email: invacctg@wslife.com

FARM BUREAU LIFE INSURANCE COMPANY
OF MICHIGAN

By:	American United Life Insurance Company,
its agent

By: /s/ Michael I. Bullock
Michael I. Bullock
Its: Vice President, Private Placements

Address for notices:

American United Life Insurance Company
One American Square, Suite 305W
Post Office Box 368
Indianapolis, IN 46206
Attn: Mike Bullock, Securities Department
Facsimile: 317-285-1225

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:	/s/ David Voge
David Voge
Senior Fixed Income Analyst

Address for notices:

6000 American Parkway Q210
Madison, WI 53783

Attn: David Voge
Email: dvoge@amfam.com

ASSURITY LIFE INSURANCE COMPANY

By:	/s/ Victor Weber
Name: Victor Weber
Title: Senior Director – Investments

Address for notices:

Assurity Life Insurance Company
2000 Q Street
Lincoln, NE 68503
Attn: Investment Division
Fax: 402-458-2170

CONNECTICUT GENERAL LIFE INSURANCE
COMPANY

By:	Cigna Investments, Inc.
(authorized agent)

By: /s/Leonard Mazlish
Name: Leonard Mazlish
Title: Managing Director

Address for notices:

c/o Cigna Investments, Inc.
Attention: Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
E-Mail: CIMFixedIncomeSecurities@Cigna.com

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE INDEMNITY COMPANY
NATIONWIDE MUTUAL FIRE INSURANCE COMPANY
NATIONWIDE MUTUAL INSURANCE COMPANY

By:	/s/ Thomas A. Gleason
Name: Thomas A. Gleason
Title: Authorized Signatory

Address for notices:

Nationwide Investments – Private Placements
One Nationwide Plaza
Mail Code 1-05-801
Columbus, Ohio 43215-2220
E-mail: ooinwpp@nationwide.com

Attn: Stephen M. Jordan
Desktop Facsimile: 1-855-876-9877 or
1-614-249-4553

ALLSTATE LIFE INSURANCE COMPANY OF
NEW YORK

By:	/s/ Mark W. (Sam) Davis
Name: Mark W. (Sam) Davis

By:	/s/ Allen Dick
Name: Allen Dick
Authorized Signatories

Address for notices:

Allstate Investments
3075 Sanders Road, Suite G5D
Northbrook, IL 60062

Attn: Allen Dick
Facsimile: (847) 326-7032

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Curtis R. Caldwell
Name: Curtis R. Caldwell
Title: Authorized Signer

Address for notices:

4 - Investment Accounting
United of Omaha Life Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011

Email: privateplacements@mutualofomaha.com

THRIVENT FINANCIAL FOR LUTHERANS,
successor by merger to Lutheran Brotherhood

By:	/s/ Alan D. Onstad
Name: Alan D. Onstad
Title: Senior Director

Address for notices:

625 Fourth Avenue South
Minneapolis, MN 55415

Attn: Investment Division-Private Placements
Facsimile:612.844.4027
Email: privateinvestments@thrivent.com

SECURITY BENEFIT LIFE INSURANCE
COMPANY, INC.

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	By: /s/ Mitchell W. Reed
Vice President

Address for notices:

c/o Prudential Capital Group
Four Embarcadero Center, Suite 2700
San Francisco, California 94111
Attn: Managing Director
Facsimile: (415) 421-6233

GRANITE CONSTRUCTION INCORPORATED,
For itself and on behalf of the Loan Parties whose
acknowledgment and consent appears below

By:	/s/ Laurel J. Krzeminski
Laurel J. Krzeminski
Its VP and CFO

By:	/s/ Jigisha Desai
Jigisha Desai
Its VP Treasurer

Address for notices:

Box 50085
585 West Beach Street
Watsonville, CA 95076

Attn: Jigisha Desai
Facsimile: 831-768-4055

EXHIBIT A

FORM OF [ASSUMPTION] [JOINDER] AGREEMENT

[Assumption] [Joinder] Agreement

Reference is made to the Intercreditor and Collateral Agency Agreement, dated October 11, 2012, by and among the Bank of America, N.A., in its capacity as Collateral Agent (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Intercreditor Agreement”) and the other Secured Creditors (as defined therein) party thereto.  Terms used in this Agreement and not otherwise defined herein shall have the meanings given in the Intercreditor Agreement.

The undersigned hereby advises the Collateral Agent and the other Secured Creditors that as of the date set forth below the undersigned [is the assignee or transferee of [describe Secured Obligations assigned or transferred] from [name of assigning or transferring Secured Creditor]] [became a party to the Credit Agreement as “Secured Bank Creditor” thereunder] [[became a party to a Notes Document as a “holder” thereunder][is a [“Successor Lender”][“Additional Noteholder” as defined in the Intercreditor Agreement] [is a “Card Related Products Bank,” a “Cash Management Bank” or “Hedge Bank” as defined in the Intercreditor Agreement] and, pursuant to the provisions of Section [17][22][23] of the Intercreditor Agreement, the undersigned hereby assumes the obligations of [[name of assigning or transferring Secured Creditor] with respect to [describe Secured Obligations assigned or transferred]] [a Secured Bank Creditor] [a Noteholder] [a Card Related Products Bank, a Cash Management Bank or Hedge Bank] under the Intercreditor Agreement from and after the date hereof.

Please be advised that for the purposes of Section 8 of the Intercreditor Agreement the address for notices to the undersigned is as follows:

Name:__________________________________
Address: _______________________________
______________________________________
Attention: ______________________________
Facsimile:_______________________________

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of ___________, __________.

By:

Title

ANNEX A

2001 NOTEHOLDERS as of October 11, 2012

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

NATIONWIDE LIFE INSURANCE COMPANY

NATIONWIDE INDEMNITY COMPANY

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY

NATIONWIDE MUTUAL INSURANCE COMPANY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

UNITED OF OMAHA LIFE INSURANCE COMPANY

COMPANION LIFE INSURANCE COMPANY

THRIVENT FINANCIAL FOR LUTHERANS

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

SECURITY BENEFIT LIFE INSURANCE COMPANY, INC.

ANNEX B

2007 NOTEHOLDERS as of October 11, 2012

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY

ZURICH AMERICAN INSURANCE COMPANY

AMERICAN INTERNATIONAL GROUP, INC.

ING LIFE INSURANCE AND ANNUITY COMPANY

ING USA ANNUITY AND LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

SECURITY LIFE OF DENVER INSURANCE COMPANY

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

PRINCIPAL LIFE INSURANCE COMPANY

UNITED OF OMAHA LIFE INSURANCE COMPANY

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

AMERICA UNITED LIFE INSURANCE COMPANY

THE STATE LIFE INSURANCE COMPANY

LAFAYETTE LIFE INSURANCE COMPANY

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

AMERICAN FAMILY LIFE INSURANCE COMPANY

ASSURITY LIFE INSURANCE COMPANY

ANNEX C

ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT

TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

The undersigned, the Loan Parties described in the Intercreditor and Collateral Agency Agreement, dated as of October 11, 2012, among the Collateral Agent, the Secured Creditors (as defined therein) and the Company (as defined therein) acknowledge and, to the extent required, consent to the terms and conditions thereof.  The undersigned Loan Parties do hereby further acknowledge and agree to their joint and several agreements under Sections 2(i) and 5(c) of the Intercreditor and Collateral Agency Agreement.  The undersigned hereby further agree that any proceeds or any payment made by any Loan Party to any Secured Creditor which is required to be delivered to the Collateral Agent and distributed in accordance with the provisions of Section 5(a) of the Intercreditor and Collateral Agency Agreement shall be deemed to have been delivered by the Loan Parties to pay the Secured Obligations in the amounts in which any such proceeds or payments are allocated under such Section 5(c) notwithstanding the amount initially paid to or received by any particular Secured Creditor or Lender which such Secured Creditor or Lender delivered to the Collateral Agent.

This Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one of the same instrument.  In proving this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery of an executed counterpart of a signature page to this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart of this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement.

IN WITNESS WHEREOF, the parties below have caused this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement to be executed by their respective duly authorized officers as of October 11, 2012.

GILC INCORPORATED

By
Its

By
Its

GRANITE CONSTRUCTION COMPANY

By
Its

By
Its

GRANITE CONSTRUCTION NORTHEAST, INC.

By
Its

By
Its

INTERMOUNTAIN SLURRY SEAL, INC.

By
Its

By
Its

SCHEDULE 1

COLLATERAL DOCUMENTS

Amended and Restated Security Agreement dated as of October 11, 2012, among the Loan Parties, the Collateral Agent and the Bank Agent

Amended and Restated Securities Pledge Agreement dated as of October 11, 2012, among the Loan Parties, the Collateral Agent and the Bank Agent

Aircraft Security Agreement dated as of May 18, 2011, between GILC Incorporated and the Bank Agent and recorded by the Federal Aviation Administration on June 28, 2011 and assigned conveyance number PH005602, as amended by Assignment, Assumption and Amendment Agreement dated as of October 11, 2012, among GILC Incorporated, the Bank Agent and the Collateral Agent

Qualifying Control Agreements with respect to the Investment Property:

(a)	Securities Account Control Agreement dated as of March 21, 2011, among the Company, Compass Bank and Bank of America, N.A.

(b)	Securities Account Control Agreement dated as of February 3, 2011, among the Company, Union Bank, N.A. and Bank of America, N.A.

Qualifying Control Agreements with respect to the Deposit Accounts:

(a)	Deposit Account Control Agreement dated as of October 3, 2012, among the Company, Bank of America, N.A. and Bank of America, N.A.

(b)	Deposit Account Control Agreement dated as of October 11, 2012, among the Company, Compass Bank and Bank of America, N.A.

(c)	Deposit Account Control Agreement dated as of March 14, 2011, among the Company, Bank of the West and Bank of America, N.A.

(d)	Deposit Account Control Agreement dated as of March 31, 2011, among the Granite Construction Company, Wells Fargo Bank, National Association and Bank of America, N.A.

(e)	Deposit Account Control Agreement dated as of February 1, 2011, among the Company, U.S. Bank National Association and Bank of America, N.A.

(f)	Deposit Account Control Agreement dated as of January 18, 2012, among the Company, Comerica Bank and Bank of America, N.A.

Amended and Restated Mortgages for each of the following properties:

	Project #	Address	City	County	State
1	L05008	Elder Creek Road	Sacramento	Sacramento	CA
2	L07004	999 Mission Rock Road	Santa Paula	Ventura	CA
3	L08001/ L08002		Oroville	Butte	CA
4	L06003	Fulton & Frank Road	Esparto	Yolo	CA
5	L14003	Highway 33	Coalinga	Fresno	CA
6	L26004	7131 N. Railroad Avenue	Pasco	Franklin	WA
7	L32009	E. Selah Rd	Yakima	Yakima	WA
8	L26002	W. Gill Station Rd	Coso Junction	Inyo	WA
9	L32011	Nelpar Drive	East Wenatchee	Douglas	WA
10	L07003	400 S. Hwy 101	Buellton	Santa Barbara	CA
11	L03002	Hwy 175	Lakeport	Lake	CA
12	L16010	10600 I-80 East	Lockwood	Washoe	NV
13	L16001	1900 Glendale Avenue	Sparks	Washoe	NV
14	L93005	701 East Main Street	Lewisville	Denton	TX
15	L03001	825 W. Warm Springs Road	Salt Lake City	Salt Lake	UT
16	L30012	South 1900 West	West Haven	Weber	UT
17	L12001	3001 James Road	Bakersfield	Kern	CA
18	L14008	Hildreth Quarry	Tracy	Madera	CA
19	L15002	South Bird Road	Modesto	San Joaquin	CA
20	L15006	Blewett Road	Modesto	San Joaquin	CA
21	L15001	Harlan Road	Stockton	San Joaquin	CA
22	L21901	715 Comstock Street	Santa Clara	Santa Clara	CA
23	L02004	580/582/680 West Beach Street	Watsonville	Santa Cruz	CA
24	L05024A	Bradshaw Road	Sacramento	Sacramento	CA
25	L17007	(7 parcels)	Marana	Pima	AZ
26	L11003	Hwy 138	Black Butte	Los Angeles	CA
27	L11004	Pearblossom Hwy	Little Rock	Los Angeles	CA
28	L25016	4 Parcels/ Monroe Street	Indio	Riverside	CA
29	L91001 / L91005	585 W. Beach Street	Watsonville	Santa Cruz	CA